                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated May 7, 1999 (except for Note 9, as to which the date is May 11, 1999) in Amendment No. 2 to the Registration Statement (Form S-1 No. 33-78505) and the related Prospectus of Chemdex Corporation dated June 7, 1999.

   Our audits also included the financial statement schedule of Chemdex Corporation listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                        /s/ Ernst & Young LLP

San Jose, California

June 7, 1999